                LIFECORE REPORTS THIRD QUARTER FINANCIAL RESULTS

CHASKA, MN. APRIL 15, 2003 -- LIFECORE BIOMEDICAL, INC. (NASDAQ:LCBM) today reported record quarterly revenue of $11,833,000 for the third quarter ended March 31, 2003, an increase of 15% from $10,254,000 reported for the same period of a year ago. Revenue for the current nine-month period also increased 15% to $31,067,000 compared to $27,072,000 reported for the nine-month period of a year ago.

         The Company reported record quarterly earnings of $947,000 or $0.07 per share, for the third quarter compared to a loss of $657,000, or $(0.05) per share, during the third quarter of a year ago. The Company also recorded earnings of $213,000, or $0.02 per share, for the current nine-month period compared to a loss of $4,669,000, or $(0.37) per share, in the nine-month period of a year ago.

         Additionally, Lifecore recorded positive cash flow from operations of $1,253,000 for the nine months ended March 31, 2003 and held cash and cash equivalents of $3,277,000 on that date.

                               HYALURONAN DIVISION

         Hyaluronan Division third quarter revenue decreased 4% to $4,547,000 as compared to $4,717,000 reported for the third quarter of a year ago. Conversely, nine-month revenue increased 13% to a record $11,656,000 from the $10,270,000 reported for the nine-month period of a year ago. The year-over-year decrease in the third quarter was due to reduced veterinary hyaluronan product shipments. The year-over-year increase in the nine-month period was due to increased ophthalmic and orthopedic hyaluronan shipments.

         Operating income for the Hyaluronan Division increased over five-fold to $595,000 in the current three-month period compared to operating income of $93,000 for the same period of a year ago. Operating income of $732,000 was recorded for the nine-month period compared to an operating loss of $3,239,000 reported for the same period of a year ago.

         During the third quarter, the Company's ferric hyaluronan anti-adhesion product, GYNECARE INTERGEL* Adhesion Prevention Solution ("INTERGEL Solution"), was voluntarily withdrawn from the market. The withdrawal was made in order to assess

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LIFECORE THIRD QUARTER 2003 FINANCIAL RESULTS--PAGE 2


post-marketing experience associated with the device. The assessment will include a review of technical issues, surgical techniques, and circumstances associated with the postmarketing events, including reports from off-label use. The components of that review process have not yet been completely defined. Lifecore currently believes that such review will be conducted expeditiously and that the product will return to the market following completion of the review and implementation of any appropriate action.

         Therefore, the change in market status of INTERGEL Solution will negatively impact the financial performance of this Division in future periods. In particular, INTERGEL Solution manufacturing has been suspended and will cause an increase in unused manufacturing capacity charges beginning with the current fiscal fourth quarter.

                            ORAL RESTORATIVE DIVISION

         Oral Restorative Division third quarter revenue increased 32% to a record $7,286,000 compared to $5,537,000 for the period of a year ago. Current nine-month revenue increased 16% to $19,411,000 compared to $16,802,000 reported for the nine-month period of a year ago. Domestic and international revenues increased over the previous year in both reporting periods due to benefits obtained from past investments in sales and marketing infrastructure.

          Operating income of $377,000 was reported for third quarter compared to an operating loss of $544,000 for the same period of a year ago. A reduced operating loss of $177,000 was reported for the nine-month period compared to an operating loss of $899,000 for the same period of last year.

                                 FUTURE GUIDANCE

         Financial performances for the fourth quarter of fiscal 2003 and the first quarter of fiscal 2004 are expected to result in a loss ranging from $0.05 to $0.09 and $0.07 to $0.11 per share, respectively. This expectation reflects management's current understanding of the effects of the INTERGEL Solution sales suspension, increased unused capacity charges, and additional expenses for consulting and professional fees. Terms of the Company's INTERGEL Solution Supply Agreement require payment for outstanding firm purchase orders which is expected to result in INTERGEL Solution revenue to Lifecore of approximately $1,100,000 for the fourth quarter of fiscal 2003. Unused manufacturing capacity charges and increased operating expenses are expected to aggregate $1,300,000 for the fourth quarter of fiscal 2003.

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LIFECORE THIRD QUARTER 2003 FINANCIAL RESULTS--PAGE 3


                              SAFE HARBOR STATEMENT

         Certain statements in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements may imply the accuracy of certain financial projections, the adequacy of cash flow, the successful market re-introduction of INTERGEL Solution, and the continued general regulatory and market acceptance of the Company's products and are subject to change. Because of numerous risks and uncertainties in Lifecore's business activity, actual results may differ materially from those implied. Investors are strongly cautioned to refer to more detailed discussions of those risks presented in the Company's periodic reports on Forms 10-Q and 10-K.

         Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for various surgical markets.

         Additional Company news and general information are available at http://www.lifecore.com.

         Lifecore Biomedical's quarterly earnings conference call will be available online at www.lifecore.com and www.streetevents.com. The live web cast will begin at 3:45 PM, Central Daylight Time on Tuesday, April 15, 2003. The web cast replay will begin shortly after the completion of the live call. To access the telephone replay, call (719) 457-0820, passcode 746330.

         CONTACT:  952.368.4300

         Jim Bracke, President and CEO
         Dennis J. Allingham, E.V.P. and CFO
         Colleen M. Olson, VP Corporate Administrative Operations

*Trademark of ETHICON, INC.



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

                            LIFECORE BIOMEDICAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                  Three Months Ended                         Nine Months Ended
                                                       March 31,                                  March 31,
                                           ----------------------------------------------------------------------------------
                                                2003               2002                  2003                  2002
                                           --------------- -------------------- --------------------- -----------------------
Net sales                                    $ 11,833,000         $ 10,254,000          $ 31,067,000            $ 27,072,000
Cost of goods sold                              5,413,000            5,653,000            14,487,000              15,911,000
                                           --------------- -------------------- --------------------- -----------------------
Gross profit                                    6,420,000            4,601,000            16,580,000              11,161,000

Operating expenses
  Research and development                        890,000            1,057,000             2,858,000               3,820,000
  Marketing and sales                           3,154,000            2,778,000             9,059,000               7,913,000
  General and administrative                    1,404,000            1,217,000             4,108,000               3,566,000
                                           --------------- -------------------- --------------------- -----------------------
                                                5,448,000            5,052,000            16,025,000              15,299,000
                                           --------------- -------------------- --------------------- -----------------------

Operating income (loss)                           972,000             (451,000)              555,000              (4,138,000)

Other income (expense)
  Interest income                                   3,000              (26,000)               38,000                  52,000
  Interest expense                               (163,000)            (178,000)             (591,000)               (571,000)
  Other                                           135,000               (2,000)              211,000                 (12,000)
                                           --------------- -------------------- --------------------- -----------------------
                                                  (25,000)            (206,000)             (342,000)               (531,000)
                                           --------------- -------------------- --------------------- -----------------------

Net income (loss)                            $    947,000         $   (657,000)         $    213,000            $ (4,669,000)
                                           =============== ==================== ===================== =======================

Net income (loss) per share
  Basic                                      $       0.07         $      (0.05)         $       0.02            $      (0.37)
                                           =============== ==================== ===================== =======================
  Diluted                                    $       0.07         $      (0.05)         $       0.02            $      (0.37)
                                           =============== ==================== ===================== =======================

Weighted average shares outstanding
  Basic                                        12,885,206           12,806,177            12,880,683              12,785,059
                                           =============== ==================== ===================== =======================
  Diluted                                      12,962,378           12,806,177            12,965,972              12,785,059
                                           =============== ==================== ===================== =======================


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                              March 31,             June 30,
                                                                                2003                  2002
                                                                         -------------------- ---------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                     $  3,277,000          $  2,528,000
  Accounts receivable                                                              7,253,000             7,882,000
  Inventories                                                                     12,695,000            11,810,000
  Prepaid expense                                                                    950,000               997,000
                                                                         -------------------- ---------------------
    Total current assets                                                          24,175,000            23,217,000

PROPERTY, PLANT AND EQUIPMENT, NET                                                25,431,000            26,794,000

LONG-TERM INVENTORY                                                                2,873,000             3,317,000
OTHER ASSETS                                                                       6,411,000             6,768,000
                                                                         -------------------- ---------------------
                                                                                $ 58,890,000          $ 60,096,000
                                                                         ==================== =====================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                                                           $  3,993,000          $  5,434,000
  Long-term obligations                                                            6,024,000             6,114,000
  Shareholders' equity                                                            48,873,000            48,548,000
                                                                         -------------------- ---------------------
                                                                                $ 58,890,000          $ 60,096,000
                                                                         ==================== =====================


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


                            LIFECORE BIOMEDICAL, INC.
                       Divisional Statements of Operations
                          Three Months Ended March 31,
                                   (Unaudited)

                                     HYALURONATE DIVISION          ORAL RESTORATIVE DIVISION                CONSOLIDATED
                              --------------------------------- --------------------------------- ---------------------------------

                                    2003             2002             2003              2002            2003             2002
                              ----------------- --------------- ----------------- --------------- --------------- -----------------
Net sales                       $ 4,547,000        $ 4,717,000    $ 7,286,000       $ 5,537,000     $ 11,833,000      $ 10,254,000
Cost of goods sold                2,619,000          3,278,000      2,794,000         2,375,000        5,413,000         5,653,000
                              ----------------- --------------- ----------------- --------------- --------------- -----------------
Gross profit                      1,928,000          1,439,000      4,492,000         3,162,000        6,420,000         4,601,000

Operating expenses
  Research and development          668,000            815,000        222,000           242,000          890,000         1,057,000
  Marketing and sales               164,000             54,000      2,990,000         2,724,000        3,154,000         2,778,000
  General and administrative        501,000            477,000        903,000           740,000        1,404,000         1,217,000
                              ----------------- --------------- ----------------- --------------- --------------- -----------------
                                  1,333,000          1,346,000      4,115,000         3,706,000        5,448,000         5,052,000
                              ----------------- --------------- ----------------- --------------- --------------- -----------------

Operating income (loss)         $   595,000        $    93,000    $   377,000       $  (544,000)    $    972,000      $   (451,000)
                              ================= =============== ================= =============== =============== =================



                            LIFECORE BIOMEDICAL, INC.
                       Divisional Statements of Operations
                           Nine Months Ended March 31,
                                   (Unaudited)

                                       HYALURONATE DIVISION           ORAL RESTORATIVE DIVISION              CONSOLIDATED
                              ------------------------------------ ------------------------------- --------------------------------

                                     2003               2002            2003            2002              2003           2002
                              ------------------ ----------------- ---------------- -------------- ----------------- --------------
Net sales                        $11,656,000         $ 10,270,000     $19,411,000    $ 16,802,000      $ 31,067,000   $ 27,072,000
Cost of goods sold                 6,707,000            8,901,000       7,780,000       7,010,000        14,487,000     15,911,000
                              ------------------ ----------------- ---------------- -------------- ----------------- --------------
Gross profit                       4,949,000            1,369,000      11,631,000       9,792,000        16,580,000     11,161,000

Operating expenses
  Research and development         2,171,000            3,132,000         687,000         688,000         2,858,000      3,820,000
  Marketing and sales                517,000              183,000       8,542,000       7,730,000         9,059,000      7,913,000
  General and administrative       1,529,000            1,293,000       2,579,000       2,273,000         4,108,000      3,566,000
                              ------------------ ----------------- ---------------- -------------- ----------------- --------------
                                   4,217,000            4,608,000      11,808,000      10,691,000        16,025,000     15,299,000
                              ------------------ ----------------- ---------------- -------------- ----------------- --------------

Operating income (loss)          $   732,000         $ (3,239,000)    $  (177,000)   $   (899,000)     $    555,000   $ (4,138,000)
                              ================== ================= ================ ============== ================= ==============


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